Exhibit 99.1

For Immediate Release

American Media Operations, Inc. Announces Extension and Amendment of its Cash Tender Offers and Related Consent Solicitations for its Outstanding Senior Subordinated Notes and Announces Amendment of its Related Offering of Securities

NEW YORK, NY, January 9, 2009 — American Media, Inc. (“AMI”) announced today that its subsidiary American Media Operations, Inc. (“AMOI” and, together with AMI, the “Company”) has extended the expiration date for and amended its previously announced cash tender offers (the “Tender Offers”) and related consent solicitations (the “Consent Solicitations”) in respect of an aggregate of approximately $570 million of AMOI’s outstanding senior subordinated notes, consisting of (1) $400,000,000 aggregate principal amount of 10 1/4% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAH0) and $14,544,000 aggregate principal amount of 10 1/4% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAM9) (collectively, the “2009 Notes”) and (2) $150,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAK3) and $5,454,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAP2) (collectively, the “2011 Notes” and, together with the 2009 Notes, the “Existing Notes”).

The Tender Offers and Consent Solicitations, which were originally scheduled to expire at 11:59 p.m., New York City time, on September 25, 2008, and were previously extended until 11:59 p.m., New York City time, on January 15, 2009, are being further extended until 11:59 p.m., New York City time, on January 26, 2009, unless further extended (the “Expiration Time”). In addition, AMOI has amended the terms of the Tender Offers and Consent Solicitations, as provided in the Amended Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and the related Amended Letter of Transmittal, Consent and Release (the “Letter of Transmittal”), each dated January 9, 2009, which more fully set forth the terms of the Tender Offers and the Consent Solicitations.

The Tender Offers and Consent Solicitations are being made to holders of Existing Notes who certify that they are either (i) a “qualified institutional buyer” as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a non-U.S. person outside the United States in accordance with Regulation S of the Securities Act or (iii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act. There is no record date for the determination of holders eligible to participate in the Tender Offers and Consent Solicitations. Eligible holders who wish to receive the total consideration for tendered Existing Notes (as described in the Offer to Purchase) must validly tender and not validly withdraw their Existing Notes on or prior to the Expiration Time. The total consideration for each $1,000 principal amount of 2009 Notes validly tendered and not validly withdrawn is equal to $807.55 (which amount includes accrued and unpaid interest through the Payment Date (as defined below) and a consent payment of $10.00 per $1,000 principal amount of Existing Notes (the “Consent Payment”) for such series). The total consideration for each $1,000 principal amount of 2011 Notes validly tendered and not validly withdrawn is equal to $756.31 (which amount includes accrued and unpaid interest through the Payment Date and the Consent Payment for such series).

The Company has also amended the terms of its concurrent offerings (the “Concurrent Offerings”) to eligible holders of Existing Notes who validly tender their Existing Notes in the Tender Offers and Consent Solicitations and is now offering (i) to eligible holders of 2009 Notes, $21,245,380 aggregate principal amount of AMOI’s 9% senior PIK notes due 2013 (the “Senior Notes”) and (ii) to all eligible holders of Existing Notes (a) $300,000,000 aggregate principal amount of AMOI’s 14% senior subordinated notes due 2013 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) and (b) 5,700,000 shares of AMI’s common stock equal to 95% of AMI’s common stock outstanding at the time of closing (the “Shares” and, together with the Notes, the “Offered Securities”). The Concurrent Offerings are being made pursuant to Amendment No. 1 to the preliminary offering memorandum, dated January 9, 2009, which more fully sets forth the terms of the Concurrent Offerings.

In order to participate in the Tender Offers and Consent Solicitations, an eligible holder must agree to purchase Offered Securities in the Concurrent Offerings for an aggregate purchase price equal to the total consideration received by such eligible holder in the Tender Offers with respect to the principal amount of Existing Notes validly tendered and not validly withdrawn by such holder pursuant to the Tender Offers (the “Specified Amount”). Assuming 100% of the Existing Notes are validly tendered and accepted for payment in the Tender Offers, for each $1,000 principal amount of 2009 Notes validly tendered and not validly withdrawn in the Tender Offers, such tendering holder must purchase for cash in the Concurrent Offerings (i) $51.24 aggregate principal amount of Senior Notes at a purchase price of 100% of the principal amount thereof, (ii) $526.31 aggregate principal amount of Senior Subordinated Notes at a purchase price of 100% of the principal amount thereof and (iii) 10 Shares at a purchase price of $23.00 per Share. Assuming 100% of the Existing Notes are validly tendered and accepted for payment in the Tender Offers, for each $1,000 principal amount of 2011 Notes validly tendered and not validly withdrawn in the Tender Offers, such tendering holder must purchase for cash in the Concurrent Offerings (i) $526.31 aggregate principal amount of Senior Subordinated Notes at a purchase price of 100% of the principal amount thereof and (ii) 10 Shares at a purchase price of $23.00 per Share.

In addition, eligible holders tendering their Existing Notes will be required to (i) consent to the proposed amendments to the indenture governing each series of Existing Notes, which would eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in each respective indenture and (ii) consent to the Company’s limited releases, and grant releases, from any and all claims relating to AMI, the Company and their respective direct and indirect subsidiaries for specified parties and their respective affiliates. Eligible holders may not tender their Existing Notes without also delivering consents and releases.

As of January 9, 2009, AMOI has entered into agreements with eligible holders of approximately 81% of the outstanding aggregate principal amount of 2009 Notes and approximately 69% of the outstanding aggregate principal amount of 2011 Notes, pursuant to which such holders have agreed, subject to, among other conditions, the terms and conditions of the Offer to Purchase, to (i) validly tender and not validly withdraw their Existing Notes and validly deliver and not validly revoke the corresponding consents and releases (as described in the Offer to Purchase) with respect to such series of Existing Notes pursuant to the terms and conditions of the Offer to Purchase and (ii) purchase the Specified Amount of Offered Securities. Each Tender Offer and each Consent Solicitation is conditioned upon, among other things, receipt of tenders and related consents by holders of at least 98% of each series of Existing Notes.

In addition, AMOI has entered into forbearance agreements with such holders, pursuant to which such holders have agreed to forbear until the earliest of (i) 5:00 p.m., New York City time, on February 4, 2009, (ii) the date upon which any of the Existing Notes become or are declared to be due and payable, (iii) the commencement (voluntary or involuntary) of an insolvency proceeding with respect to AMOI or any of its subsidiaries and (iv) the date upon which the forbearance agreement by the lenders holding more than a majority of the borrowings under AMOI’s credit facility expires, terminates or is breached, from exercising any remedies under the indentures governing the Existing Notes as a result of AMOI’s (a) failure to comply with the reporting requirements of the indentures governing the Existing Notes, (b) deferred interest payments with respect to the Existing Notes or (c) failure to comply with the requirements of the indentures governing the Existing Notes relating to AMOI’s failure to meet a specified leverage ratio as of September 30, 2008.

Any previously tendered Existing Notes that have not been validly withdrawn remain validly tendered. As a result, if you previously tendered Existing Notes, you need not take any further action with respect to such Existing Notes, however, previously tendered Existing Notes remain subject to the withdrawal rights described in the Offer to Purchase.

If, for any reason, less than all of a tendering holder’s Existing Notes are accepted for payment pursuant to the Tender Offers or any portion of a tendering holder’s Existing Notes remains outstanding, then the releases of such tendering holder shall be binding and enforceable with respect to all such tendering holder’s Existing Notes, whether or not they have been accepted for payment.

Payment of the total consideration for Existing Notes of each series validly tendered (and not validly withdrawn) on or prior to the Expiration Time is expected to be made promptly after the date on which AMOI accepts the Existing Notes of such series validly tendered for purchase (the “Payment Date”), which is currently expected to be January 30, 2009. In the event that the Tender Offer and/or the Consent Solicitation with respect to any series of Existing Notes is withdrawn or otherwise not completed, the total consideration with respect to the Existing Notes of such series will not be paid or become payable, AMOI will have no liability to any holders that validly tendered their Existing Notes of such series and/or validly delivered consents and releases with respect to Existing Notes of such series, as the case may be, and the Concurrent Offerings will be withdrawn.

AMOI also announced that it was terminating its standalone consent solicitation for holders of Existing Notes who do not participate or are not eligible to participate in the Tender Offers and Consent Solicitations.

J.P. Morgan Securities Inc. is acting as the Dealer Manager for the Tender Offers and as the Solicitation Agent for the Consent Solicitations and can be contacted at (212) 357-0775 (collect). MacKenzie Partners, Inc. is acting as the Information Agent for the Tender Offers and Consent Solicitations, as well as Tabulation Agent for the Consent Solicitations. The Offer to Purchase and other documents relating to the Tender Offers and the Consent Solicitations are expected to be distributed to holders of Existing Notes beginning today. Requests for documentation relating to the Tender Offers and Consent Solicitations may be directed to the Information Agent at (800) 322-2885 (toll free) and (212) 929-5500 (collect).

The Offered Securities have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes. The offers to buy the Existing Notes are only being made pursuant to the tender offer documents. The Tender Offers and the Consent Solicitations are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of AMOI by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About American Media, Inc.

American Media, Inc. is a leading publisher of celebrity journalism and health and fitness magazines in the U.S. These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, and The National Enquirer. In addition to print properties, AMI owns Distribution Services, Inc., the country’s #1 in-store magazine merchandising company.

This press release contains “forward–looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that AMI or AMOI expect or anticipate will or may occur in the future, including estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, are generally forward–looking statements.

AMI’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to AMI’s expectations is subject to a number of risks, uncertainties and important factors, many of which are beyond AMI’s control. Among the risks and uncertainties which could cause AMI’s actual results to differ from those contemplated by its forward–looking statements are the risk that AMI may not be able to refinance its debt; AMI may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable AMOI to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; AMOI may not be able to comply with covenant requirements in its agreements with its lenders and in its indentures; AMOI may not be able to implement and maintain an effective system of internal controls over financial reporting; actions of rating agencies; industry and general economic conditions; AMI may not be able to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in AMOI’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward–looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Contact:	Dean Durbin Chief Operating Officer and Chief Financial Officer American Media, Inc. (212) 545-4829

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